LivePerson Announces Pricing of Private Offering of $450 Million of 0% Convertible Senior Notes Due 2026

NEW YORK, NY, December 2, 2020 -- LivePerson, Inc. (NASDAQ: LPSN) (“LivePerson”) announced today the pricing of $450.0 million aggregate principal amount of 0% Convertible Senior Notes due 2026 (the “Notes”) in a private offering to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A promulgated under the Securities Act of 1933, as amended (the “Act”). LivePerson also granted the initial purchasers of the Notes a 13-day option to purchase up to an additional $67.5 million aggregate principal amount of the Notes. The sale is expected to close on December 4, 2020, subject to customary closing conditions.

The Notes will be senior, unsecured obligations of LivePerson, will not bear regular interest, and the principal amount of the notes will not accrete. The Notes will mature on December 15, 2026, unless converted, repurchased or redeemed in accordance with their terms prior to such date. Prior to August 15, 2026, the Notes will be convertible at the option of holders only under certain circumstances, and thereafter, at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date. Upon conversion, the Notes may be settled in shares of LivePerson common stock, cash or a combination thereof, at the election of LivePerson.

LivePerson may redeem all or any portion of the Notes, at its option, on or after December 20, 2023, at a cash redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus any accrued and unpaid interest to, but excluding the redemption date, if the last reported sale price of LivePerson common stock has been at least 130% of the conversion price then in effect for a specified period of time ending on, and including, the trading day immediately before the date the notice of redemption is sent.

If LivePerson undergoes a fundamental change (as defined in the indenture governing the Notes), holders may require LivePerson to purchase for cash all or part of their Notes at a purchase price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change purchase date. In addition, if the Company calls any or all of the Notes for redemption or certain make-whole fundamental changes occur, LivePerson will, in certain circumstances, increase the conversion rate for any Notes converted in connection with such redemption or such make-whole fundamental change.

The Notes will have an initial conversion rate of 13.2933 shares of LivePerson common stock per $1,000 principal amount of the Notes (which is subject to adjustment in certain circumstances). This is equivalent to an initial conversion price of approximately $75.23 per share. The initial conversion price represents a premium of approximately 42.5% to the $52.79 per share closing price of LivePerson common stock on The Nasdaq Global Select Market on December 1, 2020.

LivePerson estimates that the net proceeds from the offering will be approximately $439.6 million (or $505.7 million if the initial purchasers exercise their option to purchase additional Notes in full), after deducting the initial purchasers’ discount and estimated offering expenses payable by LivePerson. LivePerson intends to use approximately $40.1 million of the net proceeds from the offering of the Notes to pay the cost of the capped call transactions described below. LivePerson intends to use the remaining net proceeds from the offering for general corporate purposes, which may include acquisitions or other strategic transactions.

In connection with the pricing of the Notes, LivePerson has entered into privately negotiated capped call transactions with one or more of the initial purchasers of the Notes and/or their respective affiliates and/or other financial institutions (the “capped call counterparties”). The capped call transactions are expected generally to reduce the potential dilution to holders of LivePerson common stock upon any conversion of the Notes and/or offset any cash payments that LivePerson could be required to make in excess of the aggregate principal amount of converted Notes, as the case may be, with such reduction and/or offset subject to a cap based on the cap price. The cap price of the capped call transactions will initially be approximately $105.58 per share, which represents a premium of approximately 100% over the closing price of LivePerson common stock on The Nasdaq Global Select Market of $52.79 per share on December 1, 2020, and is subject to certain adjustments under the terms of the capped call transactions. If the initial purchasers of the Notes exercise their option to purchase additional Notes, LivePerson expects to enter into additional capped call transactions with capped call counterparties that are expected to generally offset potential dilution and/or potential cash payments relating to any conversion of the additional Notes issued upon exercise of such option, as the case may be.

In connection with establishing their initial hedges of the capped call transactions, the capped call counterparties have advised LivePerson that they and/or their respective affiliates expect to purchase LivePerson common stock and/or enter into various derivative transactions with respect to LivePerson common stock concurrently with, or shortly after, the pricing of the Notes. This activity could increase (or reduce the size of any decrease in) the market price of LivePerson common stock or the Notes at that time.

In addition, the capped call counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to LivePerson common stock and/or purchasing or selling LivePerson common stock, securities or instruments (if any) of LivePerson in secondary market transactions following the pricing of the Notes and prior to the maturity of the Notes (and are likely to do so during any observation period related to a conversion of the Notes occurring on or after August 15, 2026 or following any earlier conversion, repurchase or redemption of the Notes by LivePerson on any fundamental change repurchase date, on any optional redemption date or otherwise). This activity could also cause or avoid an increase or decrease in the market price of LivePerson common stock or the Notes, which could affect Noteholders’ ability to convert the Notes and, to the extent the activity occurs during any observation period related to a conversion of the Notes, it could affect the amount and value of the consideration that Noteholders will receive upon conversion of such Notes.

If the initial purchasers of the Notes exercise their option to purchase additional Notes, LivePerson intends to use a portion of the resulting additional proceeds of the sale of the additional Notes to pay the cost of entering into the additional capped call transactions and the remainder for general corporate purposes, including potential acquisitions and strategic transactions.

This press release is neither an offer to sell nor a solicitation of an offer to buy any securities (including the shares of LivePerson common stock, if any, into which the Notes are convertible) and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful. Any offers of the Notes will be made only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A promulgated under the Act by means of a private offering memorandum.

The Notes and any shares of LivePerson common stock issuable upon conversion of the Notes have not been and will not be registered under the Act, or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.

Forward-Looking Statements

This press release contains “forward-looking statements” regarding LivePerson that are not historical facts, including, among other things, statements relating to the completion, timing, and size of the offering, the potential effects of capped call transactions and the expected use of proceeds from the offering. Any such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause actual future events or results to differ materially from such statements, including, but not limited to, prevailing market conditions, the impact of general economic, industry or political conditions in the United States or internationally, and whether the capped call transactions will become effective. The forward-looking statements contained in this press release are also subject to additional risks, uncertainties, and factors, including those more fully described in the “Risk Factors” described in LivePerson’s Annual Report on Form 10-K for the year ended December 31, 2019 and in LivePerson’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2020, each of which has been filed with the Securities and Exchange Commission, or SEC, and in LivePerson’s other filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. LivePerson undertakes no obligation to update any forward-looking statement, whether as a result of changes in underlying factors, new information, future events or otherwise.

Contact:

Idalia Rodriguez
212-609-4214
irodriguez@liveperson.com